Exhibit 10.5

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT dated as of September 29, 2005, by and between Opteum Financial Services, LLC with its principal place of business at W. 115 Century Road, Paramus, New Jersey 07652 (the “Company”), and Peter Norden, residing at the address set forth on the signature page hereof (the “Executive”).

WHEREAS, Bimini Mortgage Management, Inc. a Maryland corporation (the “Parent”) is concurrently herewith entering into an Agreement and Plan of Merger and Reorganization with the Company, among others, pursuant to which a subsidiary of Parent will be merged with and into the Company (the "Acquisition Agreement"), and in connection therewith, the Executive is to receive the consideration set forth in the Acquisition Agreement at the times and subject to the terms and conditions of the Acquisition Agreement;

WHEREAS, the Parent would not be willing to enter into the Acquisition Agreement in the absence of this Agreement; and

WHEREAS, the Company wishes to employ the Executive, and the Executive wishes to accept such offer, on the terms set forth below:

Accordingly, the parties hereto agree as follows:

1. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment, for an initial term commencing as of the “Effective Time” (as defined in the Acquisition Agreement) and continuing for a three-year period, unless sooner terminated in accordance with the provisions of Section 4 or Section 5; with such employment to continue for successive one-year periods in accordance with the terms of this Agreement (subject to termination as aforesaid) unless either party notifies the other party of non-renewal in writing prior to three months before the expiration of the initial term and each annual renewal, as applicable (the period during which the Executive is employed hereunder being hereinafter referred to as the “Term”). Notwithstanding anything herein to the contrary, if the Effective Time does not occur, and the Acquisition Agreement is terminated, this Agreement (except this sentence) shall be null and void ab initio and of no force or effect.

2. Duties. During the Term, the Executive shall be employed by the Company as President, and Chief Executive Officer of the Company, and the Executive also agrees, for no compensation in addition to that set forth herein, to serve as Senior Executive Vice President of the Parent, and, as such, the Executive shall faithfully perform for the Company and the Parent the duties of said offices and shall perform such other duties of an executive, managerial or administrative nature consistent with such positions as shall be specified and designated from time to time by the Chief Executive Officer of the Parent (“Parent CEO”) and, as to his duties for the Parent, the Board of Directors of the Parent. Unless otherwise consented to by the parties hereto, in the event of the termination of employment with the Company or the Parent at a time when the Company and the Parent are affiliates, employment with the other shall also thereupon automatically be terminated. The Executive may work in any of the Company’s offices anywhere in the United States. In addition, the Company acknowledges that the Executive maintains a home office in Boca Raton, Florida, and agrees that the Executive may work therein from time to time at the discretion of the Executive. The Parent is expressly acknowledged as and agreed to be a third-party beneficiary hereof with respect to, without limitation, the Executive’s services therefor. The Executive also agrees that he shall devote substantially all of his business time and effort to the performance of his duties hereunder; provided that in no event shall this sentence prohibit the Executive from performing personal, investment and charitable activities, pre-existing business interests, and any other business interests as may be approved by the Parent CEO. It is expressly acknowledged and understood that the Executive may continue to own his membership interest in SouthStar Partners (as defined in Section 6.1(a)) and may act in accordance with Section 6.1(a).

3. Compensation.

3.1 Salary. The Company shall pay the Executive during the Term a salary at the rate of $750,000 per annum (the “Annual Salary”), in accordance with the customary payroll practices of the Company applicable to senior executives.

3.2 Bonus. During the Term, in addition to the Annual Salary, for each annual period ending during the Term, the Executive shall receive an annual nondiscretionary cash bonus of $750,000 to be paid in four equal quarterly installments (the “Nondiscretionary Bonus”).

3.3 Benefits - In General. Except with respect to benefits of a type otherwise provided for under Section 3.4, the Executive shall be permitted during the Term to participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and similar benefits that may be available to other senior executives of the Company generally, on the same terms as such other executives, in each case to the extent that the Executive is eligible under the terms of such plans or programs.

3.4 Specific Benefits. Without limiting the generality of Section 3.3, the Executive shall be entitled to vacation of 25 days per year. Employee shall accrue sick leave in accordance with the Employer’s standard practices as are in effect from time to time.

3.5 Expenses - In General. The Company shall pay or reimburse the Executive for all ordinary and reasonable out-of-pocket expenses actually incurred (and, in the case of reimbursement, paid) by the Executive during the Term in the performance of the Executive’s services under this Agreement; provided that the Executive submits proof of such expenses, in accordance with such procedures as may be prescribed from time to time by the Company.

3.6 Automobile. During the term, the Company shall reimburse the Executive for the amount of the monthly payments on his current automobile lease until such lease expires. Following the expiration of the Executive’s current automobile lease and during the remainder of the Term, the Executive shall be permitted the use of an automobile reasonably commensurate with the Executive's positions with the Company and Parent, which in no event will be of a class of automobile superior to that made available to other senior executives of the Company or Parent.

4. Termination upon Death or Disability. If the Executive dies during the Term, the Term shall terminate as of the date of death, and the obligations of the Company and the Parent to or with respect to the Executive shall terminate in their entirety upon such date except as otherwise provided under this Section 4. If the Executive by virtue of ill health or other disability is unable to perform substantially and continuously the duties assigned to him for more than 180 consecutive or non-consecutive days out of any consecutive 12-month period, the Company and the Parent shall have the right, to the extent permitted by law, to terminate the employment of the Executive upon notice in writing to the Executive. Upon termination of employment due to death or disability, (i) the Executive (or the Executive’s estate or beneficiaries in the case of the death of the Executive) shall be entitled to receive any Annual Salary, Nondiscretionary Bonus and other benefits earned and accrued under this Agreement prior to the date of termination (and reimbursement under this Agreement for expenses incurred prior to the date of termination), (ii) subject to Section 5.2(c), for a 30-month period after termination of employment, the Executive (if applicable), and in the event of his death, his spouse (or life partner) and his dependents, shall receive such continuing coverage under the group health plans they would have received under this Agreement (but at such costs no higher than as in effect immediately preceding such termination) as would have applied in the absence of such termination; and (iii) the Executive (or, in the case of his death, his estate and beneficiaries) shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder (but, for the avoidance of doubt, the Executive shall receive such disability and death benefits as may be provided under the Company’s plans and arrangements in accordance with their terms).

5. Certain Terminations of Employment.

5.1 Termination by the Company for Cause; Termination by the Executive without Good Reason.

(a) For purposes of this Agreement, “Cause” shall mean the Executive’s:

(i)  conviction of (or pleading nolo contendere to) a felony (but in no event including a traffic or similar violation), a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or Parent;

(ii)  engagement in the performance of his duties hereunder, in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement;

(iii)  repeated failure to adhere to the directions of the Parent CEO, to adhere to the Company’s or Parent’s policies and practices or to devote his business time and efforts to the Company and Parent as required by Section 2;

(iv) willful and continued failure to substantially perform his duties properly assigned to him (other than any such failure resulting from his Disability) after demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes the Executive has not substantially performed such duties;

(v)  material breach of any of the provisions of Section 6; or

(vi)  breach in any material respect of the terms and provisions of this Agreement and failure to cure such breach within 21 days following written notice from the Company or Parent specifying such breach;

provided that the Company shall not be permitted to terminate the Executive for Cause except on written notice given to the Executive at any time following the occurrence of any of the events described in clauses (i), (ii) or (v) above and on written notice given to the Executive at any time not more than 30 days following the occurrence of any of the events described in clause (iii), (iv) or (vi) above (or, if later, the Company’s knowledge thereof). No termination for Cause shall be effective unless the Board makes a Cause determination after notice to the Executive and the Executive has been provided with the opportunity (with counsel of his choice) to contest the determination at a meeting of the Board.

(b) The Company and the Parent may terminate the Executive’s employment hereunder for Cause, and the Executive may terminate his employment on at least 30 days’ and not more than 120 days’ written notice given to the Company. If the Company terminates the Executive for Cause, or the Executive terminates his employment and the termination by the Executive is not covered by Section 5.2, (i) the Executive shall receive Annual Salary, Nondiscretionary Bonus and other benefits (but, in all events, and without increasing the Executive’s rights under any other provision hereof, excluding any bonuses, other than the Nondiscretionary Bonus, not yet paid) earned and accrued under this Agreement prior to the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the termination of employment); and (ii) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.

5.2 Termination by the Company without Cause; Termination by the Executive for Good Reason.

(a) For purposes of this Agreement, “Good Reason” shall mean, unless otherwise consented to by the Executive,

(i) the material reduction of the Executive’s authority, duties and responsibilities, or the assignment to the Executive of duties materially inconsistent with the Executive’s position or positions with the Company or Parent;

(ii) the Company’s failure to pay the Executive any amounts otherwise due hereunder or under any plan, policy, program, agreement, arrangement or other commitment of the Company, including, without limitation, the Annual Salary and the Nondiscretionary Bonus;

(iii) the Company’s material and willful breach of this Agreement;

(iv) the Company’s material breach of its obligations to pay the Contingent Amount (as defined in the Acquisition Agreement) at the times set forth in Section 1.15 of the Acquisition Agreement; or

(v) the Company’s material breach of its obligations pursuant to Section 5.1(a)(i) or Section 5.1(a)(v) of the Acquisition Agreement.

Notwithstanding the foregoing, (i)(A) Good Reason shall not be deemed to exist pursuant to Section 5.2(a)(i), (ii) or (iii) unless notice of termination on account thereof (specifying a termination date no later than 30 days from the date of such notice) is given no later than 30 days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises; and (B) if there exists (without regard to this clause (B)) an event or condition that constitutes Good Reason, the Company shall have ten days from the date notice of such a termination is given to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder; and (ii) Good Reason shall not be deemed to exist pursuant to Section 5.2(a)(iv) or (v) unless the provisions of this paragraph have been followed. The Executive shall give the Company written notice of a material breach of either Section 5.2(a)(iv) or (v) promptly after the time at which the event or condition purportedly giving rise to such breach first occurs or arises. The Company shall have 60 days from the date the initial notice of breach is given by the Executive to cure such event or condition. If the Company fails to cure such material breach within such 60-day period, the Executive shall give the Company a second written notice of such material breach and the Company shall have 15 days from the date the second notice of breach is given to cure such event or condition. If the Company fails to cure such breach within such 15-day period, the Executive may terminate this agreement for Good Reason by providing a written notice of termination to the Company within 30 days of the expiration of the 15-day period and specifying an effective date for such termination that is no later than 60 days after the expiration of the 15-day cure period. If the Executive does not give such notice of termination to the Company within such 30-day period, the Executive shall no longer ever be entitled to terminate this Agreement on account of such event or condition. For purposes of clarification, the Company shall not be deemed to be in material breach of its obligations to pay the Contingent Amount at the times set forth in Section 1.15, 5.1(a)(i) or 5.1(a)(v) of the Acquisition Agreement until such time that the notice and cure periods available to the Company pursuant to the provisions of the Acquisition Agreement have expired, and the notice and cure periods set forth herein shall be in addition to (and not in lieu of) any notice and cure periods available to the Company pursuant to the provisions of the Acquisition Agreement.

(b) The Company may terminate the Executive’s employment at any time for any reason or no reason and the Executive may terminate the Executive’s employment with the Company for Good Reason. If the Company and the Parent terminate the Executive’s employment and the termination is not covered by Section 4 or 5.1, (i) the Executive shall receive Annual Salary, Nondiscretionary Bonus and other benefits earned and accrued under this Agreement prior to the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the termination of employment); (ii) if (and only if) the Executive provides a general release substantially in the form attached hereto as Exhibit A, which is or has become irrevocable, the Executive shall receive (A) a cash payment equal to 250% of the sum of (x) the Executive’s Annual Salary (as in effect for the Company’s fiscal year immediately before such termination) and (y) the Nondiscretionary Bonus (as in effect for the Company’s fiscal year immediately before such termination), payable monthly over the 30-month period commencing with the month to follow termination, (B) for a period of 30 months after termination of employment, such continuing coverage under the group health plans the Executive would have received under this Agreement (but at such costs (if any) to the Executive no higher than as in effect immediately preceding such termination) as would have applied in the absence of such termination (but not taking into account any post-termination increases in Annual Salary that may otherwise have occurred without regard to such termination and that may have favorably affected such benefits) and (C) at the Company’s cost (not to exceed $7,500), outplacement services reasonably selected by the Company; and (iii) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.

(c) Notwithstanding clause (ii)(B) of the second sentence of Section 5.2(b), (i) nothing herein shall restrict the ability of the Company to amend or terminate with general application the plans and programs referred to in such clause (ii)(B) from time to time in its sole discretion, and (ii) the Company shall in no event be required to provide any benefits otherwise required by such clause (ii)(B) after such time as the Executive becomes entitled to receive benefits of the same type from another employer or recipient of the Executive’s services (upon which time the Executive shall give the Company notice thereof).

6. Covenants of the Executive.

6.1 Covenant Against Competition; Other Covenants. The Executive acknowledges that (i) the principal business of the Company (which expressly includes for purposes of this Section 6 (and any related enforcement provisions hereof), its successors and assigns, all of which are expressly acknowledged and agreed as third-party beneficiaries of, without limitation, this Section 6 (and such related provisions)) is providing loan products and solutions through retail, wholesale and conduit channels (such business herein being referred to as the “Business”); (ii) the Company is one of the limited number of persons who have developed such a business; (iii) the Business is, in part, national in scope; (iv) the Executive’s work for the Company has given and will continue to give him access to the confidential affairs and proprietary information of the Company; (v) the covenants and agreements of the Executive contained in this Section 6 are essential to the business and goodwill of the Company; (vi) as an executive officer and principal shareholder of the Company, the Executive will enjoy significant economic benefits as a result of the acquisition of the Company by the Parent; and (vii) the Company would not have entered into this Agreement and the Parent would not have entered into the Acquisition Agreement but for the covenants and agreements set forth in this Section 6. Accordingly, the Executive covenants and agrees that:

(a) By and in consideration of the salary and benefits to be provided by the Company hereunder, including the severance arrangements set forth herein, and further in consideration for payment under the Acquisition Agreement as described in the recitals hereof, and further as an inducement for the Company to enter into the Acquisition Agreement, and further in consideration of the Executive’s exposure to the proprietary information of the Company, the Executive covenants and agrees that, during the period commencing as of the Effective Time and ending two years following the date upon which the Executive shall cease to be an employee of the Company and its affiliates (for the avoidance of doubt, including, but not limited to, the expiration of the Term where there has not been a renewal) (the “Restricted Period”), he shall not in the United States, directly or indirectly, except with the prior approval of the Parent CEO, (i) engage in any element of the Business (other than for the Company or its affiliates) or otherwise compete with the Company or its affiliates, (ii) render any services to any person, corporation, partnership or other entity (other than the Company or its affiliates) engaged in any element of the Business, or (iii) become interested in any person, corporation, partnership or other entity (other than the Company or its affiliates) engaged in the elements of the Business as a partner, shareholder, principal, agent, employee, consultant or in any other relationship or capacity; provided, however, that, notwithstanding the foregoing, the Executive may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (A) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, (B) the Executive is not a controlling person of, or a member of a group which controls, such entity and (C) the Executive does not, directly or indirectly, own 1% or more of any class of securities of a mortgage REIT or mortgage banking business; provided, however, that the Executive may continue to maintain his interest in SouthStar Partners, LLC or any other entity organized for the purpose of holding interests in or conducting the business currently conducted by SouthStar Funding LLC (the foregoing, collectively, “SouthStar Partners”) so long as the Executive is not a SouthStar Partners or SouthStar Funding LLC officer, director or manager and has no right to appoint SouthStar Partners or SouthStar Funding LLC officers, directors or managers (except that the Executive shall expressly have the right to appoint (a) two managers to the board of managers of SouthStar Funding LLC so long as such managers are not members of the Executive’s family or employees of the Company (other than Martin Levine) and (b) appoint one manager to the board of managers of SouthStar Partners so long as such manager is not a member of the Executive’s family or an employee of the Company (other than Martin Levine)) or to direct SouthStar Partners or SouthStar Funding LLC policies or management (with the exception of casting votes consistent with his percentage of permitted ownership interest). The Executive further covenants and agrees not to trigger any buy-sell rights granted to the Executive pursuant to the provisions of the limited liability company agreement of SouthStar Partners.

(b) During and after the Restricted Period, the Executive shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Company’s Business and the business of any of its affiliates and to the Company and any of its affiliates, learned by the Executive heretofore or hereafter directly or indirectly from the Company or any of its affiliates (the “Confidential Company Information”); and shall not disclose such Confidential Company Information to anyone outside of the Company except with the Company’s express written consent and except for Confidential Company Information which is at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive or is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement.

(c) During the Restricted Period, the Executive shall not, without the Company’s prior written consent, directly or indirectly (i) solicit or encourage to leave the employment or other service of the Company, or any of its affiliates, any employee or independent contractor thereof or (ii) hire (on behalf of the Executive or any other person or entity) any employee or independent contractor who has left the employment or other service of the Company or any of its affiliates within the one-year period which follows the termination of such employee’s or independent contractor’s employment or other service with the Company and its affiliates. During the Restricted Period, the Executive shall not, whether for his own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the Company’s or any of its affiliates’ relationship with, or endeavor to entice away from the Company or any of its affiliates, any person who during the Term is or was a customer or client of the Company or any of its affiliates. While the Executive’s non-compete obligations under Section 6.1(a) are in effect, the Executive shall not publish any statement or make any statement under circumstances reasonably likely to become public that is critical of the Company or any of its affiliates, or in any way adversely affecting or otherwise maligning the Business or reputation of the Company or any of its affiliates. Notwithstanding the foregoing, the Executive shall not be subject to the restrictions of this Section 6(c) with respect to members of the Executive’s family.

(d) All memoranda, notes, lists, records, property and any other tangible product and documents (and all copies thereof), whether visually perceptible, machine-readable or otherwise, made, produced or compiled by the Executive or made available to the Executive concerning the business of the Company or its affiliates, (i) shall at all times be the property of the Company (and, as applicable, any affiliates) and shall be delivered to the Company at any time upon its request, and (ii) upon the Executive’s termination of employment, shall be immediately returned to the Company (except that in all events the Executive may retain a copy of his contacts list).

6.2 Rights and Remedies upon Breach. The Executive acknowledges and agrees that any breach by him of any of the provisions of Section 6.1 (the “Restrictive Covenants”) would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Executive breaches, or threatens to commit a breach of, any of the provisions of Section 6.1, the Company and its affiliates, in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates under law or in equity (including, without limitation, the recovery of damages), shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

7. Other Provisions.

7.1 Severability. The Executive acknowledges and agrees that (i) he has had an opportunity to seek advice of counsel in connection with this Agreement and (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

7.2 Duration and Scope of Covenants. If any court or other decision-maker of competent jurisdiction determines that any of the Executive’s covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

7.3 Enforceability; Jurisdiction; Arbitration.

(a) The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants set forth in Section 6 upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company’s right, or the right of any of its affiliates, to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction’s being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata.

(b) Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement (other than a controversy or claim arising under Section 6, to the extent necessary for the Company (or its affiliates, where applicable) to avail itself of the rights and remedies referred to in Section 6.2) that is not resolved by the Executive and the Company (or its affiliates, where applicable) shall be submitted to arbitration in Vero Beach or Palm Beach, Florida in accordance with Florida law and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on the Company (or its affiliates, where applicable) and the Executive and judgment may be entered on the arbitrator(s)’ award in any court having jurisdiction. In any action in which the Executive is the prevailing party, the Company shall pay the Executive’s legal fees.

7.4 Indemnification and Insurance.  The Company agrees to indemnify (in addition to any other indemnification provided to the Executive under any separate agreement or the by-laws of the Company) the Executive to the fullest extent permitted by applicable law, as the same exists and may hereafter be amended, from and against any and all losses, damages, claims, liabilities and expenses asserted against, or incurred or suffered by, the Executive (including the costs and expenses of legal counsel retained by the Company to defend the Executive and judgments, fines and amounts paid in settlement actually and reasonably incurred by or imposed on such indemnified party) with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative in which the Executive is made a party or threatened to be made a party, either with regard to his entering into this Agreement or in his capacity as an officer or director, or former officer or director, of the Company or any affiliate thereof for which he may serve in such capacity.  Such indemnification shall continue after the Executive is no longer employed by the Company and shall inure to the benefit of his heirs, executors, and administrators.  The Company also agrees to attempt to secure and maintain reasonable officers and directors liability insurance at reasonable rates, within a reasonable time after the date hereof, providing coverage for Executive, which coverage would continue after termination of employment for a reasonable time (but in no event for a shorter time than is applicable to any other senior executive of the Company).

7.5 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:

(i) If to the Company, to:

Opteum Financial Services, LLC
W. 115 Century Road
Paramus, New Jersey 07652
Attention: Martin Levine

with a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019-6131
Attention: Robert E. King, Jr.

(ii) If to the Executive, to the address set forth on the signature page hereof.

Any such person may by notice given in accordance with this Section 7.5 to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

7.6 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, including, without limitation, that certain Employment Agreement by and between the Company and the Executive, dated as of December 1, 2004.

7.7 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

7.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA.

7.9 Assignment. This Agreement, and the Executive’s rights and obligations hereunder, may not be assigned by the Executive; any purported assignment by the Executive in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company’s assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder.

7.10 Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

7.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

7.12 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

7.13 Survival. Anything contained in this Agreement to the contrary notwithstanding, the provisions of Sections 6, 7.3, 7.4 and 7.10, and the other provisions of this Section 7 (to the extent necessary to effectuate the survival of Sections 6, 7.3, 7.4 and 7.10), shall survive termination of this Agreement and any termination of the Executive’s employment hereunder.

7.14 Existing Agreements. The Executive represents to the Company that he is not subject or a party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding which might prohibit him from executing this Agreement or limit his ability to fulfill his responsibilities hereunder.

7.15 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

OPTEUM FINANCIAL SERVICES, LLC

By: _/s/ Martin J. Levin __________

Name: Martin J. Levine

Title: Executive Vice President

_/s/ Peter Norden____________

Peter Norden

800 South Ocean Boulevard, PH-4

Boca Raton, Florida 33432

NYA 752349.2